Exhibit 99.1

NEWS RELEASE:                                          CONTACT:
                                                       Tiffany K. Glenn
February 7, 2006                                       (757) 217-1000

                       33% INCREASE IN NET INCOME REPORTED
                           BY HAMPTON ROADS BANKSHARES

NORFOLK, VA: Hampton Roads Bankshares, Inc., parent company of Bank of Hampton Roads, today announced its financial results for fiscal year 2005. The Company's net income of $5,507,329 reflected an increase of 33% over the $4,134,015 earned during 2004. On a diluted per share basis, net income was $0.66 for 2005, an increase of 32% compared to 2004.

The Company's profitability ratios reflected its strong financial performance. Return on average assets for 2005 was 1.44%, an increase of 17 basis points compared to 2004. Return on average equity for the year was 12.28%, an increase of 243 basis points compared to 2004.

Net interest income for the twelve months ended December 31, 2005 was $18.7 million, an increase of 32% compared to the $14.2 million earned during 2004. The increase resulted from higher average loans, higher loan fees, and the rising interest rate environment. During 2005, the Federal Reserve raised the federal funds rate eight times for a total of 200 basis points. As a result of these factors, the Company's average yield on earning assets increased to 6.92% for 2005 compared to 6.01% for 2004. Because of its deposit mix, the interest rate increases had a less significant effect on the Company's cost of funds. Net interest margin for the twelve months ended December 31, 2005 was 5.26%, an increase of 55 basis points compared to 2004.

In consideration of positive trends in credit quality, the Company lowered its 2005 provision for loan losses to $486,000 from $926,000 in 2004. The 2004 amount included a $500,000 charge for a specific credit. In spite of the lower 2005 provision for loan losses, the Company's allowance for loan losses as a percentage of loans increased to 1.26% from 1.12% in 2004. In 2005, recoveries on charged off loans exceeded loan losses. In addition, total nonperforming assets decreased from 0.69% of total assets in 2004 to 0.44% of total assets in 2005. The Company had no foreclosed assets at year-end 2005.

Partially offsetting the positive effects of the changes in net interest income and the provision for loan losses was a $2,246,301, or 21%, increase in noninterest expense in 2005. Contributing to this increase were operating costs related to the Company's branch expansion, costs for renovations to some existing locations, and salaries for new employees. In addition to staffing the new offices, the Company expanded its risk management department to keep up with the demands of the growing number of regulatory policies governing the banking industry. Salaries and benefits as well as other expense were affected by changes relating to accounting for stock options and increases in stock-based compensation.

At December 31, 2005, total assets were a record $410 million, up 19% over December 31, 2004. Total loans at year-end were $285 million. Loan growth was strongest in the construction and real estate development categories. Construction loans increased 15% from last year with total commitments of $85 million on December 31, 2005 compared to $74 million on December 31, 2004. Total deposits grew 19% to $327 million compared to $275 million at December 31, 2004. Deposit growth was concentrated in the Company's non-interest bearing demand deposit and premium savings accounts. At December 31, 2005, core deposits totaled $293 million and accounted for 89% of the Company's total deposits. The Bank's noninterest bearing demand deposits to total deposits ratio at year-end was 32%.

Fourth Quarter 2005 Financial Results
------------------------------------
The Company's fourth quarter net income of $1,495,437 reflected an increase of 34% over the $1,114,383 earned during the fourth quarter of 2004. On a diluted per share basis, net income was $0.18, an increase of 38% over fourth quarter 2004. Return on average assets for the fourth quarter of 2005 was 1.47%, an increase of 14 basis points compared to fourth quarter 2004. Return on average equity for the fourth quarter of 2005 was 12.76%, an increase of 243 basis points compared to fourth quarter 2004. Net interest income for the three months ended December 31, 2005 was $5,455,496, an increase of 41% compared to the $3,871,109 earned during the comparable period in 2004. In consideration of credit quality measures noted previously, the Company did not record a loan loss provision in the fourth quarter of 2005.

Included in fourth quarter results the Company recorded a pre-tax charge in the amount of $318,482 related to stock-based compensation expense. The charge was an adjustment related to a technical accounting matter for prior periods. In addition, the Company reclassified its liability for stock options to a component of shareholders' equity. The net effect of the two changes was an increase in shareholders' equity of $1,522,888 and $0.18 in book value per share.

"We are especially pleased with 2005's performance and the achievements of the Company throughout its history. This was our eighteenth consecutive year of record earnings and our fourteenth year in a row with a return on assets well above the industry benchmark of 1.00%," said President and Chief Executive Officer Jack W. Gibson. As depicted in the chart below, he also noted his pride in the Company's consistent track record.

                                        RETURN ON        RETURN ON
 YEAR   TOTAL ASSETS    NET INCOME    AVERAGE ASSETS   AVERAGE EQUITY
 ----   -------------   -----------   --------------   --------------
 2000   $ 204,208,951   $ 3,107,510       1.59%             9.53%
 2001     240,079,761     3,130,311       1.44%             9.19%
 2002     298,714,400     3,298,035       1.24%             9.04%
 2003     316,473,228     4,023,015       1.34%            10.23%
 2004     344,968,930     4,134,015       1.27%             9.85%
 2005     409,517,283     5,507,329       1.44%            12.28%

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

Bank of Hampton Roads has been very successful at attracting core deposits through its network of seventeen branch offices. Two de novo offices were opened in 2005: one in the heart of the Great Bridge area of Chesapeake and one in the Dominion Tower in Downtown Norfolk, the center of the Hampton Roads' financial district. The Bank has more full-service branch locations serving Southside Hampton Roads than any other bank headquartered in the area.

Shortly after opening a branch office in the Dominion Tower, the corporate offices for Hampton Roads Bankshares and Bank of Hampton Roads were relocated there as well. The Bank's executive offices as well as the accounting, branch administration, compliance, human resources, internal audit, loan operations, marketing, risk management, security, and shareholder relations departments are now located in the building. The Company recently received regulatory approval to redesignate the Dominion Tower as its official corporate headquarters.

The Company's former headquarters building in the Greenbrier section of Chesapeake has been fully renovated and serves as a lending center, state-of-the-art training facility and banking office. In 2006 some of the Bank's other locations will undergo renovations, and signage at all offices will be replaced with the distinctive new logo.

Management recently unveiled an advertising campaign designed to emphasize the Bank's excellent customer service and friendly way of doing business - both Bank hallmarks. The ads feature testimonials from a cross-section of customers and also highlight the Bank's new corporate headquarters in Downtown Norfolk. The campaign is currently airing on all of the major television networks and various cable channels. It has been well-received by customers and should prove to be a valuable investment contributing to continued growth.

In consideration of the Company's financial performance and strength, the Board of Directors recently declared a semi-annual dividend in the amount of $0.20 per share payable on March 15, 2006, to shareholders of record as of February 15, 2006. This amount represents an 11% increase over the $0.18 semi-annual dividend paid in September 2005. As of December 31, 2005, the Company had approximately
8.2 million shares outstanding which will result in a total dividend payment of approximately $1.6 million. The total of the two semi-annual dividends paid in consideration of 2005's earnings is $3.1 million, a 7% increase over that paid in consideration of the prior year's earnings. Including this dividend, the Company has declared over $19 million in dividends since 1992.

Shares of Hampton Roads Bankshares common stock are traded on the Over the Counter Bulletin Board under the symbol HMPR. Additional information about the Company and its subsidiaries can be found on the Web at www.bankofhamptonroads.com.

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

                            HAMPTON ROADS BANKSHARES
                              FINANCIAL HIGHLIGHTS
                                    UNAUDITED

                                                THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                           -----------------------------   -----------------------------
                                           DEC. 31, 2005   DEC. 31, 2004   DEC. 31, 2005   DEC. 31, 2004
                                           -------------   -------------   -------------   -------------
        OPERATING RESULTS
        -----------------
Interest income                            $   7,097,244   $   4,906,171   $  24,558,111   $  18,067,771
Interest expense                               1,641,748       1,035,062       5,868,887       3,911,210
                                           -------------   -------------   -------------   -------------
Net interest income                            5,455,496       3,871,109      18,689,224      14,156,561
Provision for loan losses                            -           129,000         486,000         926,000
Noninterest income                               683,966         822,911       3,214,467       3,791,282
Noninterest expense                            3,866,504       2,864,321      13,040,371      10,794,070
Income taxes                                     777,521         586,316       2,869,991       2,139,583
                                           -------------   -------------   -------------   -------------
Net income before cumulative effect
 of change in accounting principle             1,495,437       1,114,383       5,507,329       4,088,190

Cumulative effect of
 change in accounting principle, net                   -               -               -          45,825
                                           -------------   -------------   -------------   -------------
Net income                                 $   1,495,437   $   1,114,383   $   5,507,329   $   4,134,015
                                           =============   =============   =============   =============

Earnings per share:
Before change in accounting principle
  Basic                                    $        0.18   $        0.13   $        0.68   $        0.51
  Diluted                                           0.18            0.13            0.66            0.49
After change in accounting principle
  Basic                                    $        0.18   $        0.13   $        0.68   $        0.52
  Diluted                                           0.18            0.13            0.66            0.50
Book value per share                                5.96            5.41            5.96            5.41

   BALANCE SHEET AT PERIOD-END
   ---------------------------
Total Loans                                $ 285,329,935   $ 275,190,194   $ 285,329,935   $ 275,190,194
Total securities                              73,825,659      38,994,585      73,825,659      38,994,585
Total deposits                               327,446,518     275,115,358     327,446,517     275,115,358
Other borrowings                              30,500,000      23,000,000      30,500,000      23,000,000
Shareholder's equity                          49,130,529      43,625,560      49,130,529      43,625,560
Total assets                                 409,517,283     344,968,930     409,517,283     344,968,930

         DAILY AVERAGES
         --------------
Total Loans                                $ 285,108,763   $ 264,460,565   $ 287,979,238   $ 236,082,227
Total securities                              67,275,002      40,749,357      52,705,560      57,454,947
Total deposits                               320,553,185     264,007,035     302,167,398     260,109,564
Other borrowings                              30,500,000      23,153,261      30,943,521      18,734,016
Shareholder's equity                          46,509,360      42,920,518      44,855,453      41,960,224
Interest-earning assets                      374,229,016     309,069,746     355,000,767     300,566,882
Interest-bearing liabilities                 245,655,736     195,081,579     233,450,020     194,455,083
Total assets                                 402,490,149     333,761,060     382,820,912     324,485,490

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

                                                THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                           -----------------------------   -----------------------------
                                           DEC. 31, 2005   DEC. 31, 2004   DEC. 31, 2005   DEC. 31, 2004
                                           -------------   -------------   -------------   -------------
        FINANCIAL RATIOS
        ----------------
Return on average assets                            1.47%           1.33%           1.44%           1.27%
Return on average equity                           12.76%          10.33%          12.28%           9.85%
Net interest margin                                 5.78%           4.98%           5.26%           4.71%
Efficiency ratio                                   62.98%          61.02%          59.54%          60.14%

    ALLOWANCE FOR LOAN LOSSES
    -------------------------
Beginning balance                          $   3,516,341   $   3,651,503   $   3,070,600   $   2,948,011
Provision for losses                                   -         129,000         486,000         926,000
Charge-offs                                      (34,992)       (744,386)        (98,737)       (940,555)
Recoveries                                       116,148          34,483         139,634         137,144
Ending balance                                 3,597,497       3,070,600       3,597,497       3,070,600

      NONPERFORMING ASSETS
      --------------------
Nonaccrual loans                           $   1,790,869   $   1,904,430   $   1,790,869   $   1,904,430
Loans 90 days past due and still
 accruing interest                                30,112         469,146          30,112         469,146
Other real estate owned                                -               -               -               -
Total nonperforming assets                     1,820,981       2,373,576       1,820,981       2,373,576

      ASSET QUALITY RATIOS
      --------------------
Nonperforming assets to total assets                0.44%           0.69%           0.44%           0.69%
Allowance for loan losses to total
 loans                                              1.26%           1.12%           1.26%           1.12%
Allowance for loan losses to
 nonperforming assets                             197.56%         129.37%         197.56%         129.37%

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, and inflation.

                                       ###

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